UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2016

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Agreement Amendment

On November 14, 2016, Nuverra Environmental Solutions, Inc. (the “Company”) entered into a Third Amendment (Increase Amendment) to Term Loan Credit Agreement (the “Term Loan Agreement Amendment”) by and among the lenders named therein (the “Term Loan Lenders”), Wilmington Savings Fund Society, FSB (“Wilmington”), as administrative agent, Wells Fargo Bank, National Association (“Wells Fargo”), as collateral agent, the Company, and the guarantors named therein, which further amends the Term Loan Credit Agreement, dated April 15, 2016, by and among Wilmington, the Term Loan Lenders, and the Company (the “Term Loan Agreement”) by increasing the Term Loan Lenders’ commitment, and the principal amount borrowed by the Company, under the Term Loan Agreement from $24,000,000 to $30,600,000 (the “Additional Term Commitment”).

Pursuant to the Term Loan Agreement Amendment, the Company is required to use the net cash proceeds of the Additional Term Commitment of $6 million to pay the fees, costs and expenses incurred in connection with the Term Loan Agreement Amendment and the approximately $2 million in interest payments accrued on its outstanding 9.875% Senior Notes due 2018 (the “2018 Notes”). As previously disclosed, the Company made the approximately $2 million in interest payments on the 2018 Notes on November 14, 2016. The remaining net cash proceeds, subject to satisfaction of certain release conditions, will be available for general operating, working capital and other general corporate purposes. In connection with the Term Loan Agreement Amendment, the Company paid to the Lenders an amendment fee of $600,000, which was added to the principal amount outstanding thereunder.

The foregoing description of the Term Loan Agreement Amendment is only a summary and does not purport to be a complete description of the terms and conditions under the Term Loan Agreement Amendment, and such description is qualified in its entirety by reference to the full text of the Term Loan Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1.

ABL Facility Amendment

On November 14, 2016 (the “Effective Date”), the Company entered into a Thirteenth Amendment to Amended and Restated Credit Agreement (the “ABL Facility Amendment”) by and among Wells Fargo, the lenders named therein (the “Lenders”), and the Company, which further amends the Company’s Amended and Restated Credit Agreement, dated as of February 3, 2014, by and among Wells Fargo, the Lenders, and the Company (as amended, the “ABL Facility”). The ABL Facility Amendment amends the ABL Facility on the Effective Date by amending the refinancing covenant to extend the date by which the Company is required to refinance the ABL Facility in full from November 14, 2016 to November 30, 2016; provided that if the Company satisfies certain conditions described below, this date will be extended to December 16, 2016.

In addition, the ABL Facility Amendment also amends the ABL Facility on the Effective Date by increasing the amount of Permitted Indebtedness (as defined in the ABL Facility) under the Term Loan Agreement from $24,000,000 to $30,600,000 to permit the Additional Term Commitment and reduces the Additional Term Loan Debt requirement from $10,000,000 to $6,000,000. In connection with the ABL Facility Amendment, the Company was required to deposit approximately $4 million of the net proceeds of the Additional Term Loan Debt in the Company’s master operating account and pay the approximately $2 million in interest payments accrued on the 2018 Notes.

The Company continues to engage in active discussions with certain of its debtholders regarding strategic alternatives to improve its long-term capital structure and liquidity, including in-court and out-of-court restructuring transactions. In order to accommodate the possibility of an in-court restructuring transaction, the ABL Facility Amendment also includes certain other amendments to the ABL Facility that would further extend the date by which the Company is required to refinance the ABL Facility in full from November 30, 2016 to December 16, 2016, subject to the satisfaction of certain conditions that include the preparation of financing documentation designed to facilitate a prepackaged plan of reorganization should the Company and the debtholders with whom the Company is negotiating determine that an in-court restructuring alternative would be in the best interests of the Company. The parties have not entered into any definitive agreements regarding a specific restructuring transaction and there can be no assurance that such agreements will be reached.

The foregoing description of the ABL Facility Amendment is only a summary and does not purport to be a complete description of the terms and conditions under the ABL Facility Amendment, and such description is qualified in its entirety by reference to the full text of the ABL Facility Amendment, a copy of which is attached hereto as Exhibit 10.2.

Intercreditor Agreements Amendments

On November 14, 2016, in connection with the Term Loan Amendment and the ABL Facility Amendment, the Company acknowledged and agreed to the terms and conditions under Amendment No. 1 to Intercreditor Agreement (the “Pari Passu Intercreditor Agreement Amendment”), dated November 14, 2016, by and among Wells Fargo, as pari passu collateral agent, Wells Fargo, as revolving credit agreement agent under the ABL Facility, and Wilmington, as administrative agent under the Term Loan Agreement, which amends the Intercreditor Agreement, dated as of April 15, 2016, between Wells Fargo, as pari passu collateral agent, Wells Fargo, as administrative agent under the ABL Facility, and Wilmington, as administrative agent under the Term Loan Agreement (the “Pari Passu Intercreditor Agreement”). The Pari Passu Intercreditor Agreement Amendment amends the Pari Passu Intercreditor Agreement to permit the Additional Term Commitment by amending the Term Loan Cap to increase it from $26,400,000 to $33,660,000.

On November 14, 2016, in connection with the Term Loan Amendment and the ABL Facility Amendment, the Company acknowledged and agreed to the terms and conditions under Amendment No. 1 to Intercreditor Agreement (the “Second Lien Intercreditor Agreement Amendment”), dated November 14, 2016, by and among Wells Fargo, as revolving credit agreement agent under the ABL Facility, Wilmington, as administrative agent under the Term Loan Agreement, and Wilmington, as second lien agent under the Second Lien Intercreditor Agreement, which amends the Intercreditor Agreement, dated as of April 15, 2016, between Wells Fargo, as administrative agent under the ABL Facility, Wilmington, as administrative agent under the Term Loan Agreement, and Wilmington, as collateral agent under the Indenture governing the Company’s Senior Secured Second Lien Notes due 2021 (the “Second Lien Intercreditor Agreement”). The Second Lien Intercreditor Agreement Amendment amends the Second Lien Intercreditor Agreement to permit the Additional Term Commitment by amending the Term Loan Cap to increase it from $26,400,000 to $33,660,000.

The foregoing descriptions of the Pari Passu Intercreditor Agreement Amendment and the Second Lien Intercreditor Agreement Amendment are only summaries and do not purport to be a complete description of the terms and conditions under the Pari Passu Intercreditor Agreement Amendment and the Second Lien Intercreditor Agreement Amendment, and such descriptions are qualified in their entirety by reference to the full text of the Pari Passu Intercreditor Agreement Amendment and the Second Lien Intercreditor Agreement Amendment, copies of which re attached hereto as Exhibits 4.1 and 4.2, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Term Loan Amendment is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

4.1	Amendment No. 1 to Intercreditor Agreement, dated November 14, 2016, by and among Wells Fargo, as pari passu collateral agent, Wells Fargo, as revolving credit agreement agent under the ABL Facility, and Wilmington, as administrative agent under the Term Loan Agreement

4.2	Amendment No. 1 to Intercreditor Agreement, dated November 14, 2016, by and among Wells Fargo, as revolving credit agreement agent under the ABL Facility, Wilmington, as administrative agent under the Term Loan Agreement, and Wilmington, as second lien agent under the Second Lien Intercreditor Agreement

10.1	Third Amendment (Increase Amendment) to Term Loan Credit Agreement, dated November 14, 2016, by and among the Term Loan Lenders, Wilmington, Wells Fargo, the Company and the named therein

10.2	Thirteenth Amendment to Amended and Restated Credit Agreement, dated November 14, 2016, by and among Wells Fargo, the Lenders, and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: November 18, 2016	By:	/s/ Joseph M. Crabb
		Name:	Joseph M. Crabb
		Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 1 to Intercreditor Agreement, dated November 14, 2016, by and among Wells Fargo, as pari passu collateral agent, Wells Fargo, as revolving credit agreement agent under the ABL Facility, and Wilmington, as administrative agent under the Term Loan Agreement

4.2	Amendment No. 1 to Intercreditor Agreement, dated November 14, 2016, by and among Wells Fargo, as revolving credit agreement agent under the ABL Facility, Wilmington, as administrative agent under the Term Loan Agreement, and Wilmington, as second lien agent under the Second Lien Intercreditor Agreement

10.1	Third Amendment (Increase Amendment) to Term Loan Credit Agreement, dated November 14, 2016, by and among the Term Loan Lenders, Wilmington, Wells Fargo, the Company and the guarantors named therein

10.2	Thirteenth Amendment to Amended and Restated Credit Agreement, dated November 14, 2016, by and among Wells Fargo, the Lenders, and the Company